Exhibit 23.2

Baker Tilly US, LLP
18500 Von Karman Ave; 10th Fl.
Irvine, CA 92612
United States of America

T: +1 (949) 222 2999
F: +1 (949) 222 2989

bakertilly.com

Consent of Independent Registered Public Accounting Firm

Verano Holdings Corp.

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Verano Holdings Corp. of our report dated April 26, 2022 (except for the effect of the restatement disclosed in Note 2(e), as to which the date is August 19, 2022), relating to the consolidated financial statements of Verano Holdings Corp., appearing in the Annual Report on Form 10-K of Verano Holdings Corp. for the year ended December 31, 2022.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Baker Tilly US, LLP

Irvine, California

July 7, 2023

Baker Tilly US, LLP, trading as Baker Tilly, is a member of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities. © 2022 Baker Tilly US, LLP